CONSULTANT COMPENSATION AGREEMENT NO. 2


          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 29th day of April, 1999, among First Target Acquisition, Inc., a Nevada corporation ("First Target"); and Leonard W. Burningham, Esq. and Charles Johnson, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" and "B" hereof (collectively, the "Consultants").

          WHEREAS, the Board of Directors of First Target has adopted a written compensation agreement for compensation of two individual Consultants who are natural persons; and

          WHEREAS, First Target has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management, and intends to avail itself of the services of the Consultants during the term hereof; and

          WHEREAS, the Consultants have provided and wish to provide services at the request and subject to the approval of the management of First Target; and

          WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

          WHEREAS, First Target and the Consultants intend that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which First Target may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by First Target;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Compensation Plan

          1.1 Employment. First Target hereby employs the Consultants and the Consultants hereby accept such employment, and have performed and agree to perform the services requested by management of First Target to its satisfaction during the term hereof. The services performed and to be performed by the Consultants hereunder have been and shall be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. All services rendered or to be rendered by the Consultants hereunder have been or are being rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold First Target harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to First Target.

          1.3 Payment. First Target and the Consultants agree that First Target shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.05 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.4 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide First Target with a written invoice detailing the services duly performed. Such invoice shall be paid by First Target in accordance with
Section 1.3 above, subject to the satisfaction of the management of First Target that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of First Target at the price outlined in Section 1.3 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Limitation on Services. None of the services to be rendered by the Consultants and paid for by the issuance of shares of common stock of First Target shall be services related to any "capital raising" transaction.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.3 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of First Target that may be issued by First Target for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder

          1.7 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of First Target, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to First Target in writing prior to the issuance of such shares.

          1.8  Adjustments in the Number of Shares of Common Stock and
Price Per Share. First Target and the Consultants agree that the per share price of shares of common stock that may be issued by First Target to the Consultants for services performed under this Plan has been arbitrarily set by First Target; however, in the event First Target shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of First Target prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.9 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.10 Condition Precedent to the Issuance of Securities Under the Plan. The total number of securities to be issued under the Plan shall not exceed 10% of the outstanding securities of First Target on the date of issuance.

                            Section 2

          Representations and Warranties of First Target

          First Target represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. First Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of First Target has duly adopted a written compensation agreement as defined in Rule 405 of the Commission pursuant to which First Target may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by First Target.

          2.3 Registration Statement on Form S-8. First Target shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of First Target; and First Target will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the written compensation agreement adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. First Target shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. First Target shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. First Target is required to file reports with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and First Target has or will file with the Commission all reports required to be filed by it forthwith, and such reports are or will be true and correct in every material respect; and First Target will continue to comply with these reporting requirements and keep such reports current so long as any of the shares remain to be issued hereunder.

          2.7 Corporate Authority and Due Authorization. First Target has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by First Target hereunder have been duly authorized by all requisite corporate action on the part of First Target, and this Plan constitutes a valid and binding obligation of First Target and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of First Target.

                            Section 3

        Representations and Warranties of the Consultants

          Each of the Consultants represents and warrants to, and covenants with, First Target as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by First Target, and agrees to perform the services requested by management of First Target to its satisfaction during the term hereof. The services performed and to be performed by the Consultants hereunder shall be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Sophisticated Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of First Target, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to First Target, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of First Target is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered or to be rendered by the Consultants and paid for by the issuance of shares of common stock of First Target shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                            Section 4

                            Indemnity

          First Target and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of First Target to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                            Section 5

                        General Provisions

          5.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to First Target: 3255 South 8820 West
                              Magna, Utah 84044

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Pages


          5.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          5.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          5.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          5.6 Assignment. Neither First Target nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          5.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                                   FIRST TARGET ACQUISITION, INC.


Date: 4/29/99                           By /s/ Charles Johnson
      -------                             -----------------------------
                                          Charles Johnson, President

                           EXHIBIT "A"


             CONSULTANT COMPENSATION AGREEMENT NO. 2

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among First Target and the undersigned Consultant is executed as of the date set forth herein below.

                                   Consultant:





Date: 4/29/99                       /s/Leonard W. Burningham

                                   Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah  84111



                                                Maximum Value
                                                 of Services
General Description of Services                to be Performed

Partial payment for outstanding billing            $4,000
statements form 2/15/96 through 4/30/99
for reports of First Target filed with the       80,000 shares
Securities and Exchange Commission, Form
10-SB Registration Statement, preparation, filing and responding to comments

                          EXHIBIT "B"


             CONSULTANT COMPENSATION AGREEMENT NO. 2

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 among First Target and the undersigned Consultant is executed as of the date set forth herein below.

                                   Consultant:




Date: 4/29/99                      /s/Charles Johnson

                                   Charles Johnson
                                   3255 South 8820 West
                                   Magna, Utah 84044



                                               Maximum Value
                                                of Services
General Description of Services               to be Performed


Service as Director and Executive Officer              $1,000
including but not limited to attendance at
meetings, reviewing the reports and the Form      20,000 shares
10-SB Registration Statement of the Company filed with the Securities and Exchange Commission